Exhibit 10.4

ADDENDUM TO THE
NORTH PENN AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS ADDENDUM (this “Addendum”) to the AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT by and among Frederick L. Hickman (the “Executive”) and North Penn Bank (“Bank”), dated March 23, 2010 (the  “Agreement”), is made by and among the Executive, Bank and Norwood Financial Corp. (“Norwood“) as of December 14, 2010 (“Effective Date”).

WHEREAS, Executive is currently employed by Bank as President and Chief Executive Officer, and is experienced in certain phases of the business of Bank; and

WHEREAS, the parties desire to set forth certain modifications to the Agreement as set forth in this Addendum prior to execution of the Agreement and Plan of Merger by and between Norwood, Wayne Bank, North Penn Bancorp, Inc. (“Bancorp”) and Bank (the “Merger Agreement”), with this Addendum to be effective as of the Effective Date.

WHEREAS, the parties desire to set forth certain modifications to the Agreement as set forth in this Addendum prior to execution of the Merger Agreement, with this Addendum to be effective as of the Effective Date.

NOW, THEREFORE, the parties hereto, intending to be legally bound do hereby agree, that in exchange for the good and valuable consideration to be paid by Norwood and Bank, this Addendum by and among Bank, Norwood and Executive, is hereby made, as follows:

1.	Elimination of Change in Control Benefit.

Effective as of the Effective Date, Section 2.5 of the Agreement shall be null and void and without effect.  This amendment shall not alter Executive’s right to benefits under any other provision of the Agreement.  However, if Executive remains employed until the closing of the merger and receives a payment under Section 5 of the employment agreement between him, Bank and Bancorp, Executive shall be entitled to receive the Voluntary Early Termination Benefit under Section 2.2 of the Agreement and shall not be entitled to the Involuntary Early  Termination Benefit under Section 2.3 of the Agreement.

2.	Termination of the Merger Agreement.

In the event that the Merger Agreement is terminated by the parties prior to the consumation of the merger between Norwood and Bancorp, then this Addendum shall automatically terminate as of the date of such termination of the Merger Agreement, and thereafter this Addendum will be of no further force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the date first written above.

/s/ Bridget A. Orue	/s/ Frederick L. Hickman
Witness	Frederick L. Hickman, Executive

NORTH PENN BANK

ATTEST:	By:	/s/ Thomas A. Byrne

/s/ Bridget A. Orue
Asst. Secretary

NORWOOD FINANCIAL CORP.

ATTEST:	By:	/s/ Lewis J. Critelli

/s/ Edward C. Kasper
Secretary